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                                                                   EXHIBIT 99.2


                       INDEPENDENT ACCOUNTANTS' REPORT


To the Board of Directors
United Waste Service, Inc.
Atlanta, Georgia

We have audited the balance sheets of United Waste Service, Inc. as of September 30, 1994 and 1993 (not presented herein), and the related statements of income, changes in stockholders' deficiency, and cash flows (not presented herein) for each of the three years in the period ended September 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Waste Service, Inc. as of September 30, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1994 in conformity with generally accepted accounting principles.


                                                      JONES AND KOLB

Atlanta, Georgia,
November 4, 1994.